UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 13, 2025
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KENNEDY-WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33824	26-0508760
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 S El Camino Drive Beverly Hills, California 90212
(Address of principal executive offices)(Zip Code)

(310) 887-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.0001 par value	KW	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

Update on Transactional and Operational Activity

Strategic Asset Recycling Plan Update

Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), continues to progress its previously-announced strategic asset recycling plan focusing on the sale and recapitalization of certain identified assets. On May 13, 2025, the Company completed a recapitalization transaction with respect to a hotel property that the Company owns through a joint venture. This transaction resulted in the Company receiving $125 million of cash and reducing the Company’s ownership interests in the joint venture from 50% to 35%. The underlying joint venture secured an increase in the loan amount under its existing mortgage by an additional $150 million (inclusive of a $25 million reserve) and the entirety of the $125 million initial proceeds were used by the joint venture to redeem a portion of the Company’s ownership interests described above.

Inclusive of the $125 million that was generated from the above-described transaction, the Company currently expects to generate over $400 million in cash from the program during the remainder of 2025. There can be no assurance that the Company will complete these asset sales and recapitalizations when currently expected or at all.

Unsecured Debt Update

The Company will use the $125 million it received from the above-described recapitalization transaction to reduce the amount outstanding under its corporate line of credit. Following this paydown, the Company will have approximately $151 million outstanding on its $550 million revolving line of credit. The Company currently intends to use the remaining proceeds it receives from the execution of its strategic asset recycling plan to continue to reduce the Company’s unsecured debt, including the repayment of the Kennedy Wilson Europe Unsecured Notes due November 2025 and amounts owed under its corporate line of credit.

Forward Looking Statements

This Current Report contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this Current Report including, but not limited to, statements regarding our future results of operations and financial position, including the achievement and timing of our financial outlook and free cash flow goals, our investment, disposition and recapitalization plans (including syndication plans) and anticipated returns on those investments, our business strategy, plans and objectives of management for future operations, and the impact of macroeconomic factors, including economic uncertainty, fluctuations in inflation and interest rates, and our response to such events, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “aims,” “plans,” “anticipates,” “continues,” “could,” “intends,” “goals,” “target,” “projects,” “contemplates,” “returning,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements are based on current expectations of future events. The Company cannot guarantee that any forward-looking statement will be accurate, although the Company believes that it has been reasonable in its expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and, except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

A list and description of risks, uncertainties and other factors that could cause or contribute to differences in the Company’s results can be found in its filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings. The Company qualifies all of its forward-looking statements by these cautionary statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer

Date: May 14, 2025